Exhibit 23.2
                                                                    ------------

[LETTERHEAD OF BKD, LLP]


                          Independent Auditor's Consent


We consent to the inclusion of this registration statement on Form S-3 of our report dated February 7, 2003, on our audits of the financial statements and financial statement schedules of Fidelity Federal Bancorp. We also consent to the references to our firm under the caption "Experts".


/s/ BKD, LLP

Evansville, Indiana
March 15, 2004